                              SETTLEMENT AGREEMENT
                              --------------------

        This Settlement Agreement (the "Agreement") is entered into as of May 15, 1997, by and among Centennial Technologies, Inc., a Delaware corporation ("Centennial") and H. Hamby Hutcheson and Mary Lou Hutcheson (the "Hutchesons"). Centennial and the Hutchesons are referred to collectively herein as the "Parties" and individually as a "Party".

        Effective December 18, 1996, Centennial acquired the outstanding common stock of each of Intelligent Truck Project, Inc., a Florida corporation ("ITP"), Fleet.Net, Inc., a Florida corporation ("Fleet.Net"), and Smart Traveler Plazas, Inc., a Florida corporation ("STP") (collectively, the "Shares") from the Hutchesons and certain other shareholders, and the Hutchesons acquired shares of Centennial common stock, in tax-free mergers (collectively, the "Mergers") effected pursuant to merger agreements between each of ITP, Fleet.Net and STP and Centennial (the "Merger Agreements"). On March 4, 1997, the Parties entered into a Letter Agreement (the "Term Sheet") to effect the unwinding of the Mergers.

                               W I T N E S S E T H
                               - - - - - - - - - -

        WHEREAS, there is pending in the United States District Court for the Southern District of Florida, West Palm Beach Division, in connection with Case No. 97-8114 CIV HURLEY entitled H. HAMBY HUTCHESON V. CENTENNIAL TECHNOLOGIES, INC., ET AL. (the "Civil Action");

        WHEREAS, this Agreement contemplates a cash payment by Centennial to the Hutchesons of $205,000, the making of certain representations, warranties and covenants by the Hutchesons, the termination of the Term Sheet, the settlement of all outstanding claims and disputes between the Parties relating to the Mergers, and a mutual release by the Parties;

        NOW, THEREFORE, in consideration of the foregoing and the mutual exchanges herein contained, the Parties agree as follows.

        1. Upon and subject to the terms and conditions of this Agreement, Centennial shall transfer to the Hutchesons a cash payment of $205,000.

        2. In addition, Centennial agrees: (a) within a reasonable period of time, to satisfy the obligations of ITP, Fleet.Net and STP to the individuals and entities as reflected in EXHIBIT A; and (b) to make additional payments simultaneous herewith to (i) Steven McMahon in the amount of $30,000, and (ii) the law firm of Buchanan Ingersoll P.C. in the amount of $170,000, to satisfy the obligations of the Hutchesons, ITP, Fleet.Net or STP thereto. Simultaneous herewith, Steven McMahon and Buchanan Ingersoll P.C. shall acknowledge in writing to Centennial that such amounts represent full payment of all sums due from the Hutchesons, Centennial,

ITP, Fleet.Net or STP.

        3. Simultaneous with the execution hereof, the Term Sheet and all rights and obligations thereunder are hereby terminated in their entirety and of no further force and effect.

        4. Simultaneous with the execution hereof, Centennial, the Hutchesons, ITP, Fleet.Net and STP shall execute and deliver a General Release in the form attached hereto as EXHIBIT B.

        5. Simultaneous with the execution hereof, the Hutchesons shall execute and deliver, as of the date hereof, a Stipulation of Dismissal of the Civil Action in the form attached hereto as EXHIBIT C. The fully executed Stipulation of Dismissal shall be filed not later than the first business day following the date hereof, in the United States District Court for the Southern District of Florida, West Palm Beach Division, by counsel for the Hutchesons.

        6. Simultaneous with the filing of the Stipulation of Dismissal in accordance with Section 5, Centennial shall direct the escrow agent named in the Merger Agreements to release to the Hutchesons their pro rata share of the shares of Centennial common stock held by such escrow agent pursuant to the Merger Agreements.

        7. (a) Centennial shall use all reasonable efforts to file, as soon as practicable after Centennial files restated financial statements with the Securities and Exchange Commission for its fiscal years ending on or after June 30, 1994, a registration statement to register the resale of shares of Centennial common stock received by the Hutchesons in the Mergers (the "Shares"). The Hutchesons acknowledge that such registration statement may cover the sale or resale of other Centennial securities. Centennial shall use all reasonable efforts to have the registration statement registering the resale of the Shares to be declared effective no later than the effectiveness of any other registration statement filed hereafter by Centennial (other than such registration statements on Form S-8). Centennial will use reasonable efforts to keep such registration statement effective for a period of time not to exceed the earlier of (i) twelve months or (ii) the date on which the Hutchesons would be entitled to sell all of the Shares they continue to hold under Rule 144 within a three-month period. The expenses of such registration shall be borne by Centennial, with the exception of underwriting or selling discounts and commissions and any fees and disbursements of counsel to the Hutchesons. The Hutchesons shall be entitled to specific enforcement of any breach of Centennial's obligations under this Section 7.

                (b) Notwithstanding the foregoing, (i) Centennial's obligation to register any such shares pursuant to this Section 7 is subject to its right to effect a "black out" on any resale, the terms of which right are set forth in Section 8 below.

                (c) Centennial will take all commercially reasonable action which may be required in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Hutchesons, provided that Centennial shall not be obligated to register the Shares in any state or execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                (d) Centennial's obligation under this Section 7 shall be conditioned upon a timely receipt by Centennial in writing of information as Centennial may reasonably require from the Hutchesons, or any underwriter for any of them, in connection with the preparation of a registration statement filed pursuant to this Section 7, including any post-effective amendment to such registration statement, and the sale of the Shares by the Hutchesons.

                (e) Centennial shall furnish the Hutchesons such number of prospectuses as shall reasonably be requested.

        8. Centennial shall be entitled to (a) postpone the effectiveness of a registration statement, or (b) elect that the registration statement not be usable and require the Hutchesons to suspend sales pursuant to the prospectus contained therein, for a reasonable period of time, but not in excess of 60 days (a "Blackout Period"), if Centennial determines in good faith that the registration and distribution of registrable securities (or the use of the registration statement or related prospectus) would interfere with any pending material acquisition, material corporate reorganization or any other material corporate development involving Centennial or any of its subsidiaries or would require premature disclosure thereof. Centennial shall promptly give the Hutchesons written notice of such determination, containing a general statement of the reasons for such postponement or restriction on use and an approximation of the anticipated delay; PROVIDED, HOWEVER, that the aggregate number of days included in all Blackout Periods during any consecutive 12 months during the period within which Centennial is obligated to keep such registration statement effective shall not exceed 120 days, and that the Blackout Periods shall not count against the period of time for which Centennial is bound to keep such registration statement effective pursuant to Section 7(a).

        9. The Hutchesons jointly and severally represent and warrant to Centennial as follows:

        (a) Except as may result from any failure of Centennial to meet its obligations under Section 2(a), (i) all technology and intellectual property (defined herein as software programs and interfaces, including all related human-readable source code form and machine-readable object code form, and all documentation and hardware relating thereto, together with prototypes, models, user manuals, handbooks, written reports or on-line materials relating to the programs and interfaces) (the "Intellectual Property") relating to the operation of the respective businesses of ITP, Fleet.Net and STP developed and/or owned by the Hutchesons has been transferred by the Hutchesons to ITP, Fleet.Net and STP;
(ii) all Intellectual Property developed by or on behalf of ITP, Fleet.Net and STP dating from their inception to the date hereof has been developed by employees of, or consultants having written agreements assigning ownership thereof to, ITP, Fleet.Net and STP and ITP, Fleet.Net and STP own or otherwise possess legally enforceable rights to use, the Intellectual Property; (iii) to the knowledge of the Hutchesons, the Intellectual Property and the planned use thereof does not infringe the intellectual property rights of any third party and none of the Hutchesons, ITP, Fleet.Net or STP, has received notice of any claim, demand or other assertion of such infringement; (iv) neither the Hutchesons nor ITP, Fleet.Net nor STP has taken any action, or refrained from taking any action, that would impair the ownership and/or use rights of ITP, Fleet.Net and STP relating to the Intellectual Property; and (v) neither the Hutchesons and, to the Hutchesons' knowledge, no other officer or employee of ITP. Fleet.Net or STP has authorized the transfer or the right to use the Intellectual Property to any person PROVIDED, HOWEVER, that nothing herein shall be construed as a representation by the Hutchesons as to the value, suitability or functionality of such Intellectual Property.

        (b) Since March 4, 1997, the Hutchesons have not obligated or caused ITP, Fleet.Net or STP to (i) incur any obligation or liability (absolute or contingent), except current liabilities incurred and obligations under contracts entered into in the ordinary course of business; (ii) mortgage, pledge, or subject to any lien, charge or other encumbrance any of the assets owned by ITP, Fleet.Net and STP from their inception to the date hereof, including the Intellectual Property (collectively, the "Assets"); (iii) sell, assign or transfer any of the Assets, except for inventory sold in the ordinary course of business; (iv) cancel any debts or claims, except in the ordinary course of business; (v) waive any rights of material value; (vi) modify, amend, alter or terminate any of its executory contracts; (vii) take or permit any act or omission constituting a breach or default under any contract, indenture or agreement by which its properties are bound; or (viii) commit or agree to do any of the foregoing in the future;

        (c) The Hutchesons have returned to ITP, Fleet.Net and STP, and have retained no copies (in whatever medium) of any (i) files, letters, memoranda, reports, records, data, sketches, drawings, program notebooks, program listings, computer programs, diskettes or other written, photographic, electronic or other tangible material containing Intellectual Property or (ii) customer or supplier lists, formulae, techniques, methods, processes, personnel data or plans of ITP, Fleet.Net or STP or their respective businesses; and

        (d) As of the date hereof, H. Hamby Hutcheson is in compliance with each provision contained in the employment agreements in effect between H. Hamby Hutcheson and each of ITP, Fleet.Net and STP, each agreement dated March 1, 1996 (the "Employment Agreements").

        10.     The Hutchesons covenant and agree as follows:

        (a) The Hutchesons hereby relinquish any and all right and claim to all of the Assets and transfer to Centennial any such right and claim free and clear of all counterclaims, liabilities, liens, pledges, security interests or encumbrances of any kind, except to the extent provided herein;

        (b) to execute and deliver any and all documents which may be required for the purpose of effectuating the foregoing representations, warranties and covenants;

        (c) H. Hamby Hutcheson will to continue to be bound by the terms of his Employment Agreements (other than the employment provisions) to the extent provided therein; and

        (d) the Hutchesons hereby indemnify Centennial against any and all obligations of ITP, Fleet.Net and STP with respect to (i) current and former employees or consultants which are not set forth on EXHIBIT A, and (ii) Steven McMahon or Buchanan Ingersoll P.C. which are not set forth in Section 2 above.

        11. The representations contained in Section 9(a)(i) and 9(a)(ii) shall terminate and cease to be of force in effect on December 18, 1998; the remainder of the representations contained in Section 9 shall terminate and cease to be of force and in effect two years from the date hereof.

        12. Simultaneous with the execution hereof, Centennial hereby accepts the resignation of H. Hamby Hutcheson as President and CEO of ITP, Fleet.Net and STP, dated May 9, 1997.

        13. Centennial hereby indemnifies the Hutchesons for any claims brought against them by the other former stockholders of ITP, Fleet.Net or STP based upon alleged breaches of any representation, warranty, covenant or agreement made to such former stockholders by Centennial in the Merger Agreements. The Hutchesons will give Centennial prompt notice of any such claims and Centennial shall be entitled to control the defense thereof.

        14. All prior agreements between the Parties are hereby merged into this Agreement, which together with all transactions contemplated hereby and all agreements, instruments and other documents delivered herewith (collectively, the

"Settlement Documents") constitute the complete and exclusive agreement among the Parties with respect to the subject matter thereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, between the Parties, with respect to such subject matter. Except as provided herein and in the Settlement Documents, no representation, promise, proposal, warranty, covenant, condition, inducement, statement or intention, or other statement or communication, express or implied, has been made by any Party, and no Party shall be bound by any purported representation, promise, proposal, warranty, covenant, condition, inducement, statement of intention, or other statement or communication, express or implied, with respect to such subject matter that is not set forth in the Agreement and/or the Settlement Documents. Further, no Party is relying on any representation, promise, proposal, warranty, covenant, condition, inducement, statement of intention, or other statement or communication, express or implied, made by or any other Party except as expressly set forth in the Settlement Documents.

        15. The Parties state that they have been represented by counsel of their choice throughout the negotiation of this Agreement, that they fully discussed its terms and conditions with counsel, and that they fully understood its terms and conditions.

        16. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors in interest, transferees, heirs and assigns.

        17. The Parties agree that the terms and conditions of this Agreement are valid and enforceable under the laws of the State of Delaware and that the Agreement shall be governed by and construed in accordance with the substantive law of the State of Delaware.

        18. Any notice rendered necessary as a result of this Agreement shall be in writing, and shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:


            If to Centennial:                   Copy to:
            -----------------                   --------

            Centennial Technologies, Inc.       Hale and Dorr LLP
            37 Manning Road                     60 State Street
            Billerica, Massachusetts 01821      Boston, Massachusetts 02109
            Attn: President                     Attn: Jay E. Bothwick, Esq.
            cc: Donald R. Peck, Esq.,
                General Counsel

            If to the Hutchesons:                     Copy to:
            ---------------------                     --------

            20071 N.W. Fifth Street             Buchanan Ingersoll P.C.
            Pembroke Pines, FL 33029            301 Grant St., 20th Floor
                                                Pittsburgh, Pennsylvania 15219
                                                Attn: Bruce Bowden, Esq.

        19. This Agreement may be executed in one or more counterparts, each of which, when so executed, shall be deemed to be an original, but all of which together shall constitute one and the same instrument.



                    [REST OF PAGE LEFT INTENTIONALLY BLANK.]

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers or agents as of the date set forth immediately below their respective signatures.


                                          CENTENNIAL TECHNOLOGIES, INC.


                                          By:
                                              ---------------------------------

                                          Title:
                                                -------------------------------


                                          H. HAMBY HUTCHESON


                                          -------------------------------------


                                          MARY LOU HUTCHESON


                                          -------------------------------------

OUTSTANDING PAYROLL OBLIGATIONS-5/15/97                               EXHIBIT A
ITP/FLEET.NET





                      4/15/97    4/30/97    5/15/97       TOTAL     ACC.VAC.    TOTAL
                                                                     (GROSS)
ITP:
Ashfaque, Ashan                                                     1,045.15   1,045.15

DeBauce, Bradley     2,200.43   2,200.43               4,400.86     1,427.07   5,827.93

Dillard, Donald                                                       415.07     415.07

Ellis, Michael       2,126.78   2,126.77               4,253.55       661.16   4,914.71

Forney, Jan                                                           971.22     971.22

Franco, Ozvaldo      3,329.73   3,329.73               6,659.46     1,487.39   8,146.85

Leader, Sheldon      2,385.41   2,644.23               5,029.64     1,000.13   6,029.77

Miller, Douglas                   807.84                              782.76     782.76

Mon, Jorge           2,126.30                          2,126.30     1,743.12   3,869.42

Muller, Joseph       1,659.08   1,659.07   1,659.07    4,977.22     1,524.75   6,501.97

Newton-John, Peter   5,176.21   5,176.21              10,352.42     3,786.39  14,138.81

Otto, Marc           2,258.15                          2,258.15       182.38   2,440.53

Raglin, Steven                                                        663.90     663.90

Renuart, Michael     3,705.89   3,705.89               7,411.78       595.07   8,006.85

Robinson, Richard    2,336.55                          2,336.55       174.80   2,511.35

Skoog, James         2,569.47   2,596.48               5,192.95     1,419.01   6,611.96

Smith, Graham        2,794.42   2,794.41               5,588.83     1,377.72   6,966.55

Socarras, Rick       2,225.20                          2,225.20     1,457.38   3,682.58

Whalen, Michael      1,315.24   1,315.23   1,315.23    3,945.70       618.62   4,564.32

Yin, Carol           1,616.38                          1,616.38     1,228.56   2,844.94

Schmidt, Frank             --         --         --          --           --         --


Taxes               21,716.12  13,117.65   4,633.50   39,467.27               39,467.27


OUTSTANDING PAYROLL OBLIGATIONS-5/15/97                     EXHIBIT A
ITP/FLEET.NET




                      4/15/97    4/30/97    5/15/97        TOTAL       ACC.VAC.     TOTAL
                                                                        (GROSS)

FLEET.NET

Chen, Harriet        1,492.62   1,492.61    1,492.61     4,477.84     1,165.50     5,643.34

Clements, Kenneth    1,490.62     159.80                 1,650.42       187.10     1,837.52

Ford, Philomenia     1,549.67   1,630.74    1,549.66     4,730.07     1,126.00     5,856.07

Fradin, Mildred                   893.48      893.48     1,786.96       451.49     2,238.45

Quintana, Javier     1,314.60                            1,314.60                  1,314.60

Yin, John            2,436.76                            2,436.76                  2,436.76

Hutchenson, Hamby    6,877.41   3,812.32    3,812.32    14,502.05    15,111.28    29,613.33

Brisbane, Carol                   192.92                   192.92     1,048.97     1,241.89

Goni, Malvis                      227.56                   227.56       217.80       445.36

Quintana, Javier                  159.80                   159.80       709.46       869.26



Taxes                      --   3,084.56   15,808.64    18,893.20                 18,893.20
                    -----------------------------------------------------------------------
                    74,730.04  53,127.73   31,164.51   158,214.44    42,579.25   200,793.69
                    =======================================================================



                                                                       EXHIBIT B

                             MUTUAL GENERAL RELEASE

        For good and valuable consideration, the receipt of which is hereby acknowledged, except for the transactions and understandings contained in that certain Settlement Agreement, dated May 15, 1997 (the "Settlement Agreement"), Centennial Technologies, Inc., a Delaware corporation, Intelligent Truck Project, Inc., a Florida corporation ("ITP"), Fleet.Net, Inc., a Florida corporation ("Fleet.Net") and Smart Traveler Plazas, Inc., a Florida corporation ("STP") hereby release H. Hamby Hutcheson and Mary Lou Hutcheson, and the current and former partners, successors, heirs, assigns, servants, employees, agents and attorneys of each of them (collectively, the "Hutchesons"), from any and all debts, demands, causes of action, contracts, liabilities, agreements, and any and all claims of any nature, in law or in equity, which Centennial, ITP, Fleet.Net or STP now have, or ever have had, against the Hutchesons from the beginning of the world to this date, and, particularly, but without limitation, on account of the civil action now pending in the United States District Court for the Southern District of Florida, West Palm Beach Division, Case No. 97-8114-CIV-HURLEY entitled H. HAMBY HUTCHESON V. CENTENNIAL TECHNOLOGIES, INC. ET AL., and further without limitation, the predecessor action pending previously in the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida (Case No. 97-1692 AO), including any claims or causes of action which Centennial, ITP, Fleet.Net or STP could have asserted therein.

        FURTHER, for good and valuable consideration, including a cash payment of $205,000 by Centennial to the Hutchesons and the other consideration recited in the Settlement Agreement, the receipt of which is hereby acknowledged, except for the transactions, understandings, representations, warranties and covenants contained in the Settlement Agreement, the Hutchesons hereby release Centennial, ITP, Fleet.Net and STP, and the current and former partners, successors, assigns, servants, officers, directors, agents, employees and attorneys of each of them (collectively, the "Centennial Parties") from any and all debts, demands, causes of action, contracts, liabilities, agreements, and any and all claims of any nature, in law or in equity, which the Hutchesons, whether jointly or severally, now have, or ever have had, against the Centennial Parties from the beginning of the world to this date, and, particularly, but without limitation, on account of the civil action now pending in the United States District Court for the Southern District of Florida, West Palm Beach Division, Case No. 97-8114-CIV-HURLEY entitled H. HAMBY HUTCHESON V. CENTENNIAL TECHNOLOGIES, INC. ET AL., and further without limitation, the predecessor action pending previously in the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida (Case No. 97-1692 AO), including any claims or causes of action which the Hutchesons could have asserted therein.

        Each party hereto is executing this mutual general release in its corporate and/or individual capacity, as well as current or former shareholder, officer and/or director of any of the entities named herein.

        This mutual general release may be executed in multiple copies, each of which will be deemed to be a fully executed original document.

        Signed as a sealed instrument:


                                   CENTENNIAL TECHNOLOGIES, INC.


                                   By:
                                      ----------------------------------------

                                   Title:
                                         -------------------------------------


                                   -------------------------------------------
                                   H. HAMBY HUTCHESON

                                   -------------------------------------------
                                   MARY LOU HUTCHESON



                                   INTELLIGENT TRUCK PROJECT, INC.


                                   By:
                                      ----------------------------------------

                                   Title:
                                         -------------------------------------



                                   FLEET.NET, INC.


                                   By:
                                      ----------------------------------------

                                   Title:
                                         -------------------------------------



                                   SMART TRAVELER PLAZAS, INC.


                                   By:
                                      ----------------------------------------

                                   Title:
                                         -------------------------------------

                                                                       EXHIBIT C


                          UNITED STATES DISTRICT COURT
                                     FOR THE
                          SOUTHERN DISTRICT OF FLORIDA


H. HAMBY HUTCHESON                              )
                                                )
     Plaintiff,                                 )
                                                )
                                                )
VS.                                             )       No. 97-8114-CIV-HURLEY
                                                )
                                                )
CENTENNIAL TECHNOLOGIES, INC., ET AL.           )
                                                )
                                                )
     Defendants.                                )
------------------------------------------------



                            STIPULATION OF DISMISSAL
                            ------------------------

        Pursuant to Federal Rule of Civil Procedure 41(a)(1)(ii), it is agreed between all parties that the within action, may be dismissed, with prejudice, without costs and without the right of appeal.


SO MOVED JOINTLY:


H. HAMBY HUTCHESON                           CENTENNIAL TECHNOLOGIES, INC.

By his Attorney:                             By its Attorney:


------------------------------               ----------------------------------
Samuel W. Braver                             Jason M. Murray
Jeffrey Goodz                                Morgan, Lewis & Bockius LLP
Buchanan Ingersoll P.C.                      5300 First Union Financial Center
19495 Biscayne Blvd., Suite 605              200 South Biscayne Blvd.
Aventura, FL  33180-5600                     Miami, FL  33131-2399
(305) 933-5600                               (305) 579-0424
FAX: (305) 933-2350                          FAX: (305) 579-0321


Dated:  May ___, 1997